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                                                                   Exhibit 4.1

                            PAINE WEBBER GROUP INC.
                              6-1/2% NOTE DUE 2005

REGISTERED                                               REGISTERED

NUMBER
R                                                      $

                                                       CUSIP 695629 AP 0
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

Paine Webber Group Inc., a Delaware corporation (the "Company"), promises to pay to

6-1/2%                                                                   6-1/2%
DUE                                                                       DUE
2005                                                                     2005

, or registered assigns,                             DOLLARS ON NOVEMBER 1, 2005
the principal sum of


                 INTEREST PAYMENT DATES:  November 1 and May 1
                     RECORD DATES:  October 15 and April 15

     Additional provisions of this Note and certain definitions are set forth on the reverse hereof.
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.
     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
CHEMICAL BANK,
as Trustee
By
  -------------------------
  Authorized Officer


                            [PAINE WEBBER GROUP INC.
                         CORPORATE SEAL 1973 DELAWARE]

PAINE WEBBER GROUP INC.,

Attest:

By  /s/  Theodore A. Levine
----------------------------
Secretary


/s/  Donald B. Marron
----------------------------
Chairman of the Board



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                            PAINE WEBBER GROUP INC.
                              6-1/2% NOTE DUE 2005

     1. INDENTURE

     This Note is one of a series of unsecured debentures, notes or other evidence of indebtedness (collectively, the "Securities") of Paine Webber Group Inc., a Delaware corporation (the "Company"), issued and to be issued under an Indenture dated as of March 15, 1988, between the Company and the Trustee, as amended by a supplemental indenture dated as of September 22, 1989 and by a supplemental indenture dated as of March 22, 1991 (as so amended, the "Indenture"). The Indenture permits the issuance of an unlimited number of series of Securities in an unlimited aggregate principal amount. This Note is one of a series designated the 6-1/2% Notes Due 2005 (the "Notes"), which series is limited in aggregate principal amount to $200,000,000. The Notes are subject to the terms stated in the Indenture, and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Act"), and holders of Notes are referred to the Indenture and the Act for a statement of those terms.

     2. INTEREST

     The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on November 1 and May 1 of each year. Interest on the Notes will accrue from the most recent date to which interest has been paid or if no interest has been paid from October 26, 1993. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     3. METHOD OF PAYMENT

     The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on October 15 or April 15 next preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by its check payable in such money. It may mail an interest check to a holder's registered address.

     4. PAYING AGENT AND REGISTRAR

     Initially, Chemical Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice.

     5. DENOMINATIONS; TRANSFER; EXCHANGE

     The Notes are in registered form without coupons in denominations of $1,000 and any multiple of $1,000. A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

     6. PERSONS DEEMED OWNERS

     The registered holder of this Note may be treated as the owner of it for all purposes.

     7. UNCLAIMED MONEY

     If money for the payment of principal of or interest on the Notes remains unclaimed for two years after such principal or interest has become due and payable, it shall be repaid by the Trustee or Paying Agent to the Company at its request. Thereafter, holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

     8. AMENDMENT; SUPPLEMENT; WAIVER

     The Company and the Trustee may, without the consent of any holders of Securities, agree to amend or supplement the Indenture or the Securities to, among other things, add to the covenants of the Company for the benefit of holders of all or any series of Securities, add to the Events of Default with respect to all or any series of the Securities and, provided that such action shall not adversely affect the interests of the holders of any series of Securities in any material respect, cure ambiguities, defects or inconsistencies in the Indenture or make other provisions. Subject to certain exceptions, the holders of not less than a majority in principal amount of the outstanding Securities of any series may waive any past default by the Company, with respect to such series, on behalf of all holders of Securities of such series. Subject to certain exceptions, the Company and the Trustee may agree to amend or supplement the Indenture or the Securities of any series in any manner with the consent of holders of not less than 66-2/3% in principal amount of the outstanding Securities of each series to be affected.

     9. OBLIGATIONS OF THE COMPANY

     The Notes are direct, unsecured obligations of the Company. The Indenture does not limit the amount of the Company's other unsecured debt.

     10. SUCCESSOR CORPORATION

     Any successor corporation resulting from a consolidation or merger involving the Company, or from a conveyance, transfer or lease of the assets of the Company substantially as an entirety, shall succeed to all rights and obligations of the Company under the Notes and the Indenture, and thereafter, except in the case of a lease, the predecessor corporation will be relieved of all such obligations.

     11. DEFAULTS AND REMEDIES

     An Event of Default is: default for 30 days in payment of any interest on the Notes; default in payment of any principal on the Notes; default in the performance or breach by the Company of any covenant or warranty under the Indenture for the benefit of the Notes and the continuance of the default or breach for a period of 60 days following receipt of notice of such default or breach; and certain events of bankruptcy or insolvency affecting the Company. If an Event of Default occurs and is continuing, the Trustee of the holders of at least 25% in principal amount of the Notes may declare the principal amount of the Notes to be due and payable immediately. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives indemnity satisfactory to it. Subject to the above and other limitations, holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power with respect to the Notes. The Trustee may withhold from holders of Notes notice of a default by the Company (except a default in payment of principal or interest) if it is determined that withholding notice is in the interest of such holders.

     12. TRUSTEE DEALINGS WITH THE COMPANY

     Chemical Bank, the Trustee under the Indenture, in its individual or other capacity may make loans to, accept deposits from and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

     13. NO RECOURSE AGAINST OTHERS

     A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations of their creation. Each holder of a Note by accepting such Note waives all such claims and releases such directors, officers, employees and stockholders from all such liability. Such waiver and release are part of the consideration for the issue of the Notes.

     14. COPIES OF INDENTURE

     The Company will furnish to any holder of Notes upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, PaineWebber Group Inc., 1285 Avenue of the Americas, New York, New York 10019.

     15. GOVERNING LAW

     The Notes shall be governed by and construed in accordance with the laws of the State of New York.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM -- as tenants in common
     TEN ENT -- as tenants by the entireties
     JT TEN  -- as joint tenants with right of
                survivorship and not as tenants
                in common

     UNIF GIFT MIN ACT - __________Custodian__________
                          (Cust)             (Minor)
                         under Uniform Gifts to Minors
                         Act__________________________
                                    (State)

    Additional abbreviations may also be used though not in the above list.

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               FOR VALUE RECEIVED the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

        -----------------------


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Please print or typewrite name and address including postal zip code of assignee

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_____________________________

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